Exhibit 3

KEWAUNEE SCIENTIFIC CORPORATION

(a Delaware corporation)

ByLaws

(as amended August 22, 2012)

OFFICES

1.01 The corporation shall have and maintain a registered office in the State of Delaware and may have offices in such other places within or outside the State of Delaware as the Board of Directors may from time to time select or the business of the corporation requires.

SEAL

2.01 The corporation shall have a seal which shall have inscribed thereon the name of the corporation, the state of incorporation and the words “Corporate Seal”. The seal may be used by causing it or a facsimile to be imprinted, affixed, reproduced or otherwise.

STOCK

3.01 Shares of stock may be issued for such consideration, not less than the par value thereof, as is determined from time to time by the Board of Directors (hereinafter called the “Board”). The Board shall determine what part of the consideration received by the corporation for its shares (not less than the aggregate par value thereof) shall be capital.

3.02 Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman of the Board, Chief Executive Officer, the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar, whether because of death, resignation or otherwise, before such certificate has been issued or delivered by the corporation, such certificate may nevertheless be issued and delivered by the corporation as though the person who signed such certificate or whose facsimile signature has been used thereon had not ceased to be such officer, transfer agent or registrar.

3.03 In the event of loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

3.04 The Board may appoint one or more transfer agents and one or more registrars. Transfers of stock shall be made only upon the transfer books of the corporation. Except where a certificate is issued in accordance with Section 3.03 of these bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

3.05 The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

STOCKHOLDERS AND MEETINGS OF STOCKHOLDERS

4.01 The annual meeting of the stockholders of the corporation for the election of directors and for the transaction of any other business as may properly come before the meeting shall be held at such place within or outside the State of Delaware as the Board shall fix.

4.02 The annual meeting of stockholders shall be held on the fourth Wednesday in August in each year at such time as the Board shall fix. If the date fixed for the annual meeting shall be a legal holiday, the meeting shall be held on the next business day.

4.03 Special meetings of the stockholders for any purpose or purposes described in the notice of the meeting may be called at any time by the Chairman of the Board, the Chief Executive Officer or a majority of the Board and shall be held at such place, on such date and at such time as shall be designated in the notice thereof.

4.04 Each stockholder of record shall be given written notice of each meeting of stockholders, which notice shall state the place, date and time of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

4.05 When a meeting of stockholders is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

4.06 The Board shall have power to close the stock transfer books of the corporation for a period not more than sixty nor less than ten days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board may fix in advance a date not more than sixty nor less than ten days preceding the date of any meeting of stockholders, or the date for any payment of dividends, or the date for allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as the record date for the determination of stockholders entitled to vote at any such meeting or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. This bylaw shall in no way affect the rights of a stockholder and his transferee or transferor as between themselves.

4.07 The officer who has charge of the stock ledger of the corporation shall prepare and make, or cause to be made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either in a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the place of the meeting during the whole time thereof, and be subject to the inspection of any stockholder who may be present. The list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

4.08 The holders of a majority of all of the shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for all purposes at all meetings of the stockholders for the transaction of business unless the presence of a larger number is required by law. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present in person or represented by proxy, shall have power to adjourn the meeting to another place, date or time.

4.09 The Chairman of the Board or, in his absence, the Chief Executive Officer shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

4.10 The vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before a meeting of stockholders, except as otherwise required by law or the corporation’s restated certificate of incorporation. Each stockholder shall be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

BOARD OF DIRECTORS

5.01 The business and affairs of the corporation shall be managed by or under the direction of the Board.

5.02 The number of directors constituting the whole Board shall be seven. The number of directors may be changed from time to time by amendment to these bylaws, subject to the provisions of Article Seventh of the corporation’s restated certificate of incorporation. Directorships with terms expiring in any year shall be filled at the annual meeting of stockholders in that year. Each director shall hold office until his successor is elected and qualified or until his earlier resignation, removal or death.

5.03 Any director may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary of the corporation. Any such resignation shall take effect at the time specified therein or, if the time when it is to become effective shall not be specified therein, then it shall take effect when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

5.04 A director may be removed only by the holders of at least 75% of the shares entitled to vote at an election of directors, with or without cause.

5.05 Any vacancy on the Board or any newly-created directorship may be filled by the vote of a majority of the directors of the corporation then in office even though less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next election of the class for which he was chosen and until his successor is elected and qualified or until his earlier resignation, removal or death.

5.06 A regular meeting of the Board shall be held immediately following each annual meeting of stockholders and no notice to the directors of such meeting shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of stockholders, the meeting may be held at such time and place as shall be stated in a notice as hereinafter provided for such meetings of the Board, or as shall be specified in a written waiver signed by all the directors.

5.07 Other regular meetings of the Board shall be held at such place or places, on such date or dates and at such time or times as shall have been established by the Board. A notice of each regular meeting shall not be required.

5.08 Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer or a majority of the members of the Board then in office, and shall be held at such place on such date and at such time as he or they shall fix. Notice of the place, date and time of each special meeting shall be given as provided in Section 6.01 to each director not less than three days before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

5.09 A majority of the directors then in office shall constitute a quorum for the transaction of business by the Board. If a quorum is present, the act of a majority of the directors present at any meeting shall be the act of the Board, except as may be otherwise provided by these bylaws or required by law. If a quorum shall not be present at any meeting of the Board, the directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

5.10 At each meeting of the Board, the Chairman of the Board or, in his absence, the Chief Executive Officer, shall preside. The Secretary or, in his absence, any person designated by the chairman of the meeting, shall act as secretary of such meeting and keep the minutes thereof.

5.11 Any action required or permitted to be taken at any meeting of the Board or of any committee thereof, may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

5.12 The Board may by resolution passed by a majority of the whole Board, designate one or more committees including an executive committee, each committee to consist of two or more of the directors of the corporation, which to the extent provided in the resolution shall have and may exercise all of the delegable powers of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

5.13 Each committee may determine the procedural rules for meeting and conducting its business, and shall act in accordance therewith except as otherwise required by law.

5.14 The directors may be paid their expenses, if any, of attendance at each meeting of the Board, and may be paid a fixed sum for attendance at each meeting of the Board and/or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed compensation as fixed by the Board from time to time.

5.15 Any member of the Board or of any committee thereof may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting.

NOTICES

6.01 Whenever notice is required to be given to any stockholder, director, officer, or agent, such notice may be, but need not be, personal notice. Such notice may be effectively given by depositing a writing in a post office or letter box, in a postpaid, sealed wrapper, or by dispatching a prepaid telegram or cable, addressed to such stockholder, director, officer or agent at his or her address as the same appears on the books of the corporation. The time when such notice is dispatched shall be the time of the giving of the notice.

6.02 A written waiver of any notice, signed by a stockholder, director, officer, or agent, whether before or after the time of the event for which such notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

OFFICERS

7.01 The officers of the corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, such number of Vice Presidents as the Board shall determine, a Treasurer, a Secretary, a Controller, and such Assistant Treasurers and Assistant Secretaries and other officers as shall be elected by the Board. One person may hold more than one office.

7.02 Officers of the corporation, and agents appointed by the Board, shall hold their offices and positions for such terms as shall be determined by the Board, and may be removed at any time by the Board. Vacancies occurring in any office or position at any time may be filled by the Board.

7.03 All officers and agents elected or appointed by the Board shall have such authority and perform such duties in the conduct and management of the corporation as may be delegated by the Board or provided in these bylaws.

7.04 Officers and agents appointed by the Board shall receive such compensation as may be determined by the Board.

7.05 The Chairman of the Board shall preside at all meetings of the stockholders and of the Board, and shall have and perform such other duties as may be assigned to him from time to time by the Board. In the event of the absence or disability of the Chief Executive Officer, the Chairman of the Board shall perform the duties and exercise the power of the Chief Executive Officer until otherwise directed by the Board.

7.06 The Chief Executive Officer of the corporation shall have general authority over its business and affairs, subject to the direction of the Board. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts, or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed, and in general he shall perform such other duties as are incident to his office or as from time to time may be prescribed by the Board. In the event of the absence or disability of the Chairman of the Board, the Chief Executive Officer shall perform the duties and exercise the powers of the Chairman of the Board.

7.07 The President shall be the Chief Operating Officer of the corporation and shall be in charge of its day-to-day business operations, subject to the Chairman of the Board, the Chief Executive Officer and the Board. The President shall have such duties and responsibilities as are incident to the position of Chief Operating Officer or as are assigned to him by the Chairman of the Board, the Chief Executive Officer or the Board.

7.08 Each Vice President shall perform the duties and exercise the powers in the management and operations of the corporation as are customary and incident to the office held or as may be assigned from time to time by the Chief Executive Officer or Board.

7.09 The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give or cause to be given notice of all meetings of the stockholders and of the Board and shall perform such other duties as may be prescribed by the Chief Executive Officer or Board. He shall keep in safe custody the seal of the corporation and affix the same to any instrument requiring it, and when so affixed it may be attested by his signature or by the signature of an Assistant Secretary. The Secretary may delegate any of his duties, powers, and authorities to one or more Assistant Secretaries, unless such delegation be disapproved by the Board.

7.10 The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board. He shall render to the Chief Executive Officer and directors, whenever they may require it, an account of his transactions as Treasurer. The Treasurer may delegate any of his duties, powers, and authorities to one or more Assistant Treasurers, unless such delegations be disapproved by the Board.

7.11 The Controller shall receive and give or cause to be given receipts and acquittances for moneys paid to the corporation and shall pay out of the funds on hand all just debts of the corporation of whatever nature. He shall enter or cause to be entered in the books of the corporation to be kept for that purpose full and accurate accounts of all moneys received and paid on account of the corporation. He shall prepare monthly statements of profit and loss and a monthly balance sheet reflecting the conditions of the business for the Chief Executive Officer and the Board. Whenever required by the Chief Executive Officer or directors he shall render a statement of the corporation’s cash accounts. He shall keep or cause to be kept such other books as will show a true record of the expenses, losses, gains, assets and liabilities of the corporation. He shall be responsible for the preparation of any and all local, city, county, state or federal tax returns including real estate and personal property taxes, income taxes, sales and/or use taxes, which may be required by local ordinance or by the laws of the several states, or by the federal government. He shall, in general, do all things necessary to carry out the accounting procedures established for the corporation by the Chief Executive Officer or the Board or as may be required by law.

7.12 The Assistant Secretaries shall perform the duties and exercise the powers and authorities of the Secretary in case of his absence or disability. The Assistant Treasurers may perform the duties and exercise the powers and authorities of the Treasurer in case of his absence or disability. The Assistant Secretaries and Assistant Treasurers shall also perform such duties as may be delegated to them by the Secretary and Treasurer, respectively, and also such duties as the Chairman of the Board, the Chief Executive Officer, or the Board shall prescribe.

7.13 The Board may require any officer, employee or agent to give bond for the faithful discharge of his duty and for the protection of the corporation, in such sum and with such surety or sureties as the Board may deem advisable.

CHECKS AND OTHER INSTRUMENTS

8.01 The Board shall designate the officers, employees and agents of the corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the corporation, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the corporation. Such designation may be by resolution or otherwise, and the authority granted may be general or confined to specific instances, all as the Board may determine.

8.02 The Board shall designate the officers of the corporation who shall have authority to appoint from time to time an agent or agents of the corporation to exercise in the name and on behalf of the corporation the powers and rights which the corporation may have as the holder of the stock or other securities or interests in any other corporation or business entity and to vote or consent in respect of such stock, securities or interests. Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the corporation may exercise such powers and rights.

FISCAL YEAR

9.01 The fiscal year of the corporation shall begin on the 1st day of May and end on the 30th day of April in each year.

BOOKS AND RECORDS

10.01 The proper officers, employees and agents of the corporation shall keep and maintain such books, records and accounts of the business and affairs of the corporation as the Board shall deem advisable and as shall be required by the laws of the State of Delaware.

10.02 Each director, each member of any committee designated by the Board, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

10.03 The directors and officers of the corporation shall prepare and distribute or cause to be prepared and distributed to the stockholders of the corporation such annual and other statements of the accounts, operations and properties of the corporation as they shall deem advisable and as shall be required by law.

INDEMNIFICATION

11.01 Each person who is or was a director or officer of the corporation, and each person who serves or served at the request of the corporation as a director or officer of another enterprise, shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the provisions of the General Corporation Law of Delaware, as it may be in effect from time to time.

CONTRACTS WITH DIRECTORS

12.01 In the absence of fraud, no contract or other transaction between the corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the directors of this corporation is or are interested in or is a director or officer, or are directors or officers of such other corporation, and any director or directors individually, or jointly, may be a party or parties, or may be interested in any contracts or transaction of this corporation or in which this corporation is interested; and in the absence of fraud, no contract, act or transaction of this corporation with any person or persons, firm or corporation, shall be affected or invalidated by the fact that any director or directors of this corporation is a party or are parties to or interested in such contract, act or transaction, or in any way connected with such person or persons, firm or corporation, and, in the absence of fraud, each and every person who may become a director of this corporation is hereby relieved from any liability that might otherwise exist from thus contracting with the corporation for the benefit of himself or any firm, association or corporation in which he may be in anywise interested.

AMENDMENT

13.01 These bylaws may be altered, amended or repealed at any meeting of the Board provided notice of the proposed action shall have been contained in the notice of meeting, or by unanimous consent, subject to the power of the stockholders to alter or repeal any bylaw made by the Board.